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                                                                 Exhibit (14)(a)


                       [Jones & Blouch L.L.P. Letterhead]






September 13, 1999




ONE Fund, Inc.
One Financial Way
Cincinnati, Ohio 45201


Dear Ladies and Gentlemen:


              We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information included in the initial registration statement on Form N-14 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on or about September 13, 1999.


                                                      Very truly yours,

                                                      /s/ Jones & Blouch L.L.P.
                                                      Jones & Blouch L.L.P.